Exhibit 99.1

MARPAI, INC. REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

22% Increase in revenue in q3 2021 versus tHE SECOND QUARTER OF 2021 company PROVIDES 2021 FOURTH QUARTER REVENUE GUIDANCE OF $5.6M-$5.8M

december 9, 2021

New York, NY--(BUSINESS WIRE)—Marpai, Inc. (“Marpai” or the “Company”) (NASDAQ: MRAI), a deep learning technology company transforming third party administration (TPA) in the self-funded health insurance market, today reported financial results for the quarter and nine months ended September 30, 2021.

The Company’s consolidated results of operations include the results of operations of Marpai and its wholly owned subsidiary Marpai Health, Inc. for all periods presented and the results of Continental Benefits, LLC. since its acquisition on April 1, 2021.

Financial Highlights

•	Net revenue of approximately $4.8 million for the third quarter of 2021, compared to revenues of approximately $3.5 million for the first six months of 2021 (which included the revenues of Continental Benefits for the period April 1, 2021 through June 30, 2021), representing a sequential increase of approximately 36%. The Company’s revenues for the third quarter of 2020 were zero as prior to the acquisition of Continental Benefit it did not have any revenues.

•	Excluding purchase price related accounting adjustment to revenues of approximately $400,000, net revenue for the three months ended June 30, 2021 were approximately $3.9 million, which results in Q3 2021 sequential revenue growth of approximately 22%.

•	The number of our customers’ employees covered under the Company’s administered health plans increased by approximately 23% from 20,400 on June 30, 2021 to 25,136 on September 30, 2021.

•	Operating expenses were approximately $9.5 million for the third quarter of 2021 as compared to approximately $0.8 million for the third quarter of 2020, reflecting the acquisition of Continental Benefit and the increase in the overall level of activity in the Company.

•	Net loss was approximately $4.8 million for the third quarter of 2021 as compared to net loss of approximately $0.9 million for the third quarter of 2020.

•	Adjusted negative EBITDA of approximately $3.7 million for the third quarter 2021 compared to negative EBITDA of approximately $0.6 million for the third quarter of 2020.

•	On October 29, 2021, the Company closed its initial public offering (IPO), and issued 7,187,500 shares of common stock (including the exercise and closing of the underwriters’ over-allotment option shares) at a price of $4 per share with gross proceeds of $28.75 million and net proceeds of approximately $24.8 million, after deducting underwriting commissions and offering expenses.

“I am very pleased with our third quarter revenue growth,” said Edmundo, Gonzalez, Chief Executive Officer. “We are laser focused on bringing our Artificial Intelligence-powered services to market, allowing our self-funded clients to have a valuable alternative to traditional third-party administrators. Our successful IPO has provided us with the financial strength to accelerate these growth strategies. We are grateful for the support of our new and legacy investors, and I am very excited about the potential of Marpai moving forward.”

Q4 2021 Financial Guidance

The Company expects fourth quarter 2021 revenue to be in a range of $5.6 million to $5.8 million, representing sequential growth of 17% to 21% compared to the third quarter of 2021.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Webcast and Conference Call Information

Marpai will host a conference call and webcast today, Thursday, December 9 at 4:15 p.m. ET to answer questions about the Company's operational and financial highlights for its third quarter ended September 30, 2021.

Investors interested in listening to the conference call may do so by dialing (844)-407-9716 for domestic callers or +1-201-493-6779 for international callers, or via webcast:  https://viavid.webcasts.com/starthere.jsp?ei=1517026&tp_key=d15f900a41.

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until December 23, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13725448. A recording of the webcast will also be available for 90 days on the Marpai, Inc. investor relations site https://ir.marpaihealth.com.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a technology company delivering an AI-powered alternative to traditional TPAs (third party administrators) in the self-funded health plan sector representing over $1T in annual healthcare claims and 95 million Americans. Marpai uses advanced technologies, including proprietary predictive deep learning models, to drive healthcare costs down and health outcomes up. Marpai's SMART services system predicts member health states to prevent costly events, elevates care quality, rigorously processes claims and empowers members to live  healthier lives. Marpai serves self-funded employers nationwide, offers world class provider networks including Aetna and Cigna, and partners with brokers and consultants across the country. For more information, visit www.marpaihealth.com.

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated fourth-quarter results. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Media contact:
Erika Beerbower
Lightspeed PR
erika@lightspeedpr.com
407-758-2727

Investor Relations contact:
Dave Gentry
RedChip Companies Inc.
1-800-RED-CHIP (733-2447)
or 407-491-4498
dave@redchip.com

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net income, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

•	other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•	although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,191	$1,755
Restricted cash	7,810	63
Accounts receivable	300	-
Unbilled, receivable	38	-
Prepaid expenses and other current assets	774	262
Other current assets	53	100
Total current assets	10,166	2,180

Property and equipment, net	721	195
Capitalized software, net	6,617	3,819
Operating lease right-of-use assets	1,547	337
Goodwill	1,676	-
Intangible assets, net	6,503	-
Security deposits	52	-
Total assets	$27,282	$6,532

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,651	$159
Accounts payable - related party	-	16
Accrued expenses	1,933	268
Accrued fiduciary obligations	5,064	-
Deferred revenues	1,352	-
Current portion of operating lease obligations	714	96
Current portion of convertible notes payable	999	1,866
Short-term loan	2,011	-
Due to related party	4	244
Total current liabilities	14,728	2,649

Convertible notes payable, net of current portion	4,866	7,096
Other long-term liabilities	45	-
Operating lease liabilities, net of current portion	1,027	283
Deferred tax liabilities	2,001	-
Total liabilities	22,667	10,028

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.0001 par value, 227,791,050 shares authorized; 11,169,825 issued and outstanding at September 30, 2021 and 142,369 issued and outstanding as of December 31, 2020 (1)	1	1
Additional paid-in-capital	20,411	2,044
Accumulated deficit	(15,797)	(5,541)
Total stockholders' equity (deficit)	4,615	(3,496)
Total liabilities & stockholders' equity (deficit)	$27,282	$6,532

(1) Reflects 4.55821-for-1 forward split that became effective September 2, 2021.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$4,799	$-	$8,331	$-
Costs and Expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	3,343	-	6,064	-
General and administrative	2,230	281	5,045	1,054
Sales and marketing	1,589	22	3,033	28
Information technology	770	-	1,501	-
Research and development	569	471	1,118	1,497
Depreciation and amortization	802	18	1,223	56
Facilities	232		459	-
Total costs and expenses	9,535	792	18,443	2,635
Operating Loss	(4,736)	(792)	(10,112)	(2,635)
Other income (expenses)
Other income	55	6	109	19
Interest expense	(109)	(138)	(385)	(364)
Foreign exchange loss	(3)	(3)	(19)	(5)
(Loss) before provision for income taxes	(4,793)	(926)	(10,406)	(2,985)
Income tax benefit	-	-	(150)	-
Net loss	$(4,793)	$(926)	$(10,256)	$(2,985)

Net loss per share, basic& fully diluted (1)	$(0.47)	$(0.37)	$(1.31)	$(1.29)

Weighted average number of common shares, basic and fully diluted (1)	10,261,001	2,521,010	7,846,348	2,315,544

(1) Reflects 4.55821-for-1 forward split that became effective September 2, 2021. The computation of basis and diluted net loss per share was retroactively adjusted for all periods presented.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(10,256)	$(2,985)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,223	56
Share-based compensation	962	836
Amortization of right-to-use asset	43	58
Amortization of debt discount	27	75
Non-cash interest	352	286
Convertible note issued for professional services	75	-
Deferred taxes	(150)	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable and unbilled receivables	(245)	-
(Increase) in prepaid expenses and other assets	(380)	(106)
Decrease in other receivables	47	-
Decrease in security deposits	3	-
Increase in accounts payable	1,566	70
(Decrease) increase in accounts payable-related party	(16)	16
Increase in accrued expenses	397	113
Increase in accrued fiduciary obligations	993	-
(Decrease) in operating lease liabilities	(74)	(65)
(Decrease) in due to related party	(240)	-
Increase in other liabilities	147	-
Net cash used in operating activities	(5,526)	(1,646)

Cash flows from investing activities
Cash and restricted cash acquired as part of the acquisition of Continental Benefits	11,384	-
Capitalization of software development costs	(1,212)	(140)
Purchase of property and equipment	(67)	(32)
Reimbursement of leasehold improvements from lease	-	46
Net cash provided by (used in) investing activities	10,105	(126)

Cash flows from financing activities
Proceeds from stock options exercised	1	-
Proceeds from convertible notes	550	2,000
Proceeds from short-term loan	2,000
Proceeds from issuance of warrants	53	-
Net cash provided by financing activities	2,604	2,000

Net increase in cash, cash equivalents and restricted cash	7,183	227
Cash, cash equivalents and restricted cash at beginning of the period	1,818	246
Cash, cash equivalents and restricted cash at end of period	$9,001	$474

Reconciliation of cash, cash equivalents and restricted cash reported in the condensed consolidated balance sheet

Cash and cash equivalents	$1,191	$414
Restricted cash	7,810	59
Total cash, cash equivalents and restricted cash in the condensed consolidated statement of cash flows	$9,001	$474

Supplemental disclosures of non-cash activity
Conversion of convertible notes at the closing of the Continental Benefits acquisition	$4,175	$-
Common stock issued as part of the acquisition of Continental Benefits	$8,500	$-

MARPAI, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 31,
	2021	2020	2021	2020
Net Income (loss)	$(4,793)	$(926)	$(10,256)	$(2,985)
Interest expense and foreign exchange loss, net	57	135	295	350
Income tax (benefit)	-	-	(150)	-
Depreciation and amortization expense	802	18	1,223	56
Stock based compensation expense	253	195	962	836
Adjusted EBITDA	$(3,681)	$(578)	$(7,926)	$(1,743)